Exhibit 10.1

NANOVIBRONIX, INC.

January 21, 2021

Holder of Existing Warrants

Re: Inducement Offer to Exercise Warrants to Purchase Shares of Common Stock

Dear Holder:

NanoVibronix, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise all of the warrants to purchase shares of common stock (“Shares”) issued to you on various dates as set forth on the signature page hereto (the “Existing Warrants”) currently held by you (the “Holder”). Certain of the Existing Warrants (the “Registered Existing Warrants”) and the Shares underlying the Registered Existing Warrants (“Registered Warrant Shares” and, together with the Shares underlying the non-registered Existing Warrants, the “Warrant Shares”) have been registered pursuant to a registration statement on Form S-3 (File No. 333-251264) and a registration statement on Form S-1 (File No. 333-218871 (the “Existing Registration Statements”)). The Existing Registration Statements are currently effective and, upon exercise of the Registered Existing Warrants pursuant to this letter agreement, will be effective for the issuance and sale of the Registered Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for exercising in full all of the Existing Warrants held by you and set forth on the signature page hereto (the “Warrant Exercise”) at the Exercise Price of $1.165, the Company hereby offers to issue you or your designee a new warrant to purchase Shares (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of Shares equal to 100% of the number of Warrant Shares issued pursuant to the Warrant Exercise hereunder, which New Warrant shall be substantially in the form of the Existing Warrants, as reflected in Exhibit A hereto, will be exercisable immediately, and have a term of exercise of seven (7) years, and an exercise price equal to $1.04. The original New Warrant certificate(s) will be delivered within five (5) Trading Days following the date hereof.

Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitation of 9.99%, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be due and payable).

Expressly subject to the paragraph immediately following this paragraph, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 4:00 p.m., Eastern Time, on January 21, 2021 (the “Execution Time”).

Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 of the Securities Act and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the Shares issuable upon exercise of the New Warrants will be registered under the Securities Act, except in the discretion of the Company. Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

The Holder understands that the New Warrants and the Shares underlying New Warrants are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the Shares underlying the New Warrants shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 under the Securities Act, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, (iv) if such Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Shares underlying the New Warrants issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such Shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares issued upon any exercise of the New Warrants containing a legend (“Legended Shares”) (based on the VWAP of the Shares on the date such Legended Shares are submitted to the transfer agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the securities so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if, after the Legend Removal Date, the Holder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of all or any portion of the number of Shares, or a sale of a number of Shares equal to all or any portion of the number of Shares that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Legended Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Shares on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the applicable Legended Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

If this offer is accepted and the transaction documents are executed by the Execution Time, then on or before 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall file a Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Registered Warrant Shares underlying the Registered Existing Warrants shall be issued free of any legends or restrictions on resale by Holder.

No later than the 2nd Trading Day following the date hereof, the closing shall occur virtually. Settlement of the Shares underlying the Existing Warrants shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, the Company shall issue the Shares registered in the Holders’ names and addresses. The Registered Warrant Shares will be delivered via DWAC to the accounts specified by the Holder and the Warrant Shares issued upon exercise of the non-registered Existing Warrants shall be issued in book-entry form via DRS and shall bear a restrictive legend similar to the one set forth above. Upon receipt of such Shares, payment therefor shall be made by the respective Holder (or its clearing firm) by wire transfer to the Company). The date of the closing of the exercise of the Original Warrants shall be referred to as the “Closing Date.”

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or any other holders of warrants to purchase Shares of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

***************

Sincerely yours,

NANOVIBRONIX, INC.

By:
Name:
Title:

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Existing Warrants: ______________

Aggregate Warrant Exercise Price: _____________

New Warrants: (100% of total Existing Warrants being exercised): ___________

Beneficial Ownership Blocker: 9.99%

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

c)	Registration Obligations. The Company shall prepare and file with the Commission a registration statement relating to the resale of the Shares underlying the New Warrants and the Shares underlying the non-registered Existing Warrants by the Holder under the Securities Act and use commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission within ten (10) days of the date of this letter agreement.

d)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.